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                                                             Exhibit (6)(tt)

                        DISTRIBUTION AGREEMENT SUPPLEMENT

                     (BEA Select Economic Value Equity Fund)

          This supplemental agreement is entered into this day of         ,
1998, by and between THE RBB FUND, INC. (the "Fund") and COUNSELLORS SECURITIES INC. (the "Distributor").

          The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Distributor have entered into a Distribution Agreement, dated as of April 10, 1991 (as from time to time amended and supplemented, the "Distribution Agreement"), pursuant to which the Distributor has undertaken to act as
distributor for the Fund, as more fully set forth therein.   Certain capitalized
terms used without definition in this Distribution Agreement Supplement have the meaning specified in the Distribution Agreement.

          The Fund agrees with the Distributor as follows:

          1. ADOPTION OF DISTRIBUTION AGREEMENT. The Distribution Agreement is hereby adopted for The BEA Select Economic Value Equity Fund portfolio of the Fund. This class shall constitute a "Class" as referred to in the Distribution Agreement and its shares shall be "Class Shares" as referred to therein.

          2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by the Distributor as provided in the Distribution Agreement and herein, the Fund shall pay the Distributor no compensation.

          3. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


THE RBB FUND, INC.                  COUNSELLORS SECURITIES INC.


By:                                 By:
   -----------------------             ------------------------
   President                           Title: